UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: November 4, 2025

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14201 Dallas Parkway Dallas, Texas 75254
(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.05 par value	THC	NYSE
6.875% Senior Notes due 2031	THC31	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

New Credit Agreement

On November 4, 2025 (the “Closing Date”), Tenet Healthcare Corporation, a Nevada corporation (“Tenet”), entered into a Credit Agreement (the “ABL Agreement”) to provide for a senior secured revolving credit facility (the “Facility”), by and among Tenet, as the borrower, the lenders and issuers party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “ABL Agent”).

The ABL Agreement has an effective date of November 4, 2025 and provides for, subject to borrowing availability, revolving loans in an aggregate principal amount of up to $1.9 billion with a $200 million sub-facility for letters of credit. Tenet’s borrowing availability under the ABL Agreement is calculated by reference to a borrowing base which is determined by specified percentages of eligible accounts receivable, eligible inventory and Medicaid supplemental payments.

Tenet’s obligations under the Facility are guaranteed by certain domestic wholly-owned hospital subsidiaries of Tenet (the “Subsidiary Guarantors”). Tenet’s and the Subsidiary Guarantors’ obligations under the ABL Agreement are secured by a first-priority lien on the accounts receivable and inventory owned by Tenet and the Subsidiary Guarantors.

The Facility will terminate on the earlier of (i) November 4, 2030 (the “Scheduled Maturity Date”) or (ii) 45 business days prior to the maturity date of (x) any series of Tenet’s senior notes due in 2028 or (y) any series of Tenet’s senior secured notes due in 2027, 2028, 2029 or 2030, but solely to the extent that the principal amount of such series exceeds $2.5 billion (each, a “Springing Maturity Date”), unless (a) prior to each Springing Maturity Date, with respect to at least 80% of the aggregate principal amount of the applicable series of notes, the maturity date is extended to a date no earlier than one year after the Scheduled Maturity Date or such amount is repaid, defeased, discharged or refinanced, or (b) on each such Springing Maturity Date, the Excess Availability Condition (as defined in the ABL Agreement), determined on a pro forma basis, after giving effect to the full repayment of the applicable series of the notes, is satisfied.

Outstanding revolving loans under the Facility accrue interest at either (i) a base rate plus an applicable margin ranging from 0.25% to 0.50% per annum or (ii) Term SOFR, Daily Simply SOFR or EURIBOR Rate (each as defined in the ABL Agreement) plus an applicable margin ranging from 1.25% to 1.50% per annum, in each case based upon average quarterly available credit. The undrawn portions of the commitments under the Facility are subject to a commitment fee at a rate equal of 0.25% per annum.

The ABL Agent and certain lenders that are party to the ABL Agreement, as well as certain of their affiliates, have performed, and may in the future perform, for Tenet and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received and may in the future receive customary fees and expenses.

Amendment to Letter of Credit Facility Agreement

Also on the Closing Date, Tenet entered into an Amendment No. 7 (the “LC Amendment”) to extend its existing Letter of Credit Facility Agreement, dated as of March 7, 2014 (as amended by the LC Amendment and in effect as of the Closing Date, the “LC Agreement”), by and among Tenet, the LC participants and issuers party thereto and Barclays Bank PLC, as administrative agent (the “LC Agent”). The LC Agreement provides for the issuance of standby and documentary letters of credit from time to time, in an aggregate principal amount of up to $200 million (the “LC Facility”).

The LC Amendment has an effective date of November 4, 2025 and amends certain provisions under the LC Agreement to, among other things, extend the scheduled maturity date of the LC Facility from March 16, 2027 to November 4, 2030. Drawings under any letter of credit issued under the LC Facility that we have not reimbursed within three business days after notice thereof accrue interest at a base rate plus a margin equal to 0.25% per annum, (ii) an unused commitment fee will be payable at an initial rate of 0.25% per annum and (iii) a fee on the aggregate outstanding amount of issued but undrawn letters of credit will accrue at a rate of 1.25% per annum.

The LC Agent and certain LC participants and issuers party to the LC Agreement, as well as certain of their affiliates, have performed, and may in the future perform, for Tenet and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received and may in the future receive customary fees and expenses.

The foregoing descriptions of the ABL Agreement and the LC Amendment are summaries and are qualified in their entirety by reference to the ABL Agreement LC Amendment, which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Credit Agreement, dated as of November 4, 2025, by and among Tenet Healthcare Corporation, the lenders and issuers party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.2*	Amendment No. 7, dated as of November 4, 2025, to the Letter of Credit Facility Agreement, dated as of March 7, 2014, by and among Tenet Healthcare Corporation, the LC participants and issuers party thereto and Barclays Bank PLC, as administrative agent.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The descriptions of the omitted schedules and exhibits are contained within the ABL Agreement and the LC Amendment. Tenet hereby agrees to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

Date: November 5, 2025	By:	/s/ Thomas Arnst
		Name:	Thomas Arnst
		Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary